                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated October 25, 1995, included in Price/Costco, Inc.'s Form 10-K for the 53-week period ended September 3, 1995, and to all references to our firm included in this Registration Statement.

    We are aware that Price/Costco, Inc. has incorporated by reference in this Registration Statement its Form 10-Q filings for the 12-week period ended November 26, 1995 and for the 12- and 24-week periods ended February 18, 1996. These filings include our reports dated December 18, 1995 and March 20, 1996, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the Registration Statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

ARTHUR ANDERSEN LLP

Seattle, Washington
May 21, 1996